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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 30, 1998

                                INTELLICELL CORP.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

            001-12571                                    95-4467726
      (Commission File Number)              (I.R.S. Employer Identification No.)

          9314 Eton Avenue
       Chatsworth, California                              91311
(Address of principal executive offices)                 (Zip Code)

                                 (818) 709-2300
               Registrant's telephone number, including area code

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Item 5. Other Events

      In November 1998, Intellicell Corp. (the "Company") completed a private placement (the "Note Offering") of $1,500,000 principal amount of three-year unsecured and subordinated convertible notes (the "Notes") to a small group of accredited individual investors. Each Note bore interest at the rate of 2% per annum, and was due and payable, with the principal, in November 2001. Each $1.00 of principal amount of the Notes was convertible, at the Company's option, into
(i) one share of the Company's common stock, $0.01 par value ("Common Stock") and (ii) a three-year redeemable warrant to purchase two-thirds of a share of Common Stock at $1.00 per share (the "Warrants"), provided that the Note Offering was ratified by the Company's stockholders. The cash proceeds of the Note Offering of $1,500,000 were used to repay the amounts then outstanding under the Company's line of credit and to increase the Company's working capital and will be used for general corporate purposes, including, but not limited to, increasing the Company's digital-based cellular telephone inventory. The Company effected this private placement without registration under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      At the Company's annual meeting of stockholders on December 30, 1998, the Company's stockholders ratified the Note Offering. On December 31, 1998, the Company exercised its option to convert all of the Notes into a total of 1,500,000 shares of Common Stock and Warrants to purchase a total of 1,000,000 shares of Common Stock. Conversion of the Notes provided additional immediate equity for the Company, while eliminating a significant long-term obligation of the Company to repay the Notes in three years.

      In connection with ratifying the Note Offering, the Company's stockholders also approved the following at the annual stockholders meeting:

      (a) A grant of options to purchase a total of 600,000 shares of Common Stock at $1 per share to new management personnel and a representative of the investors in the Note Offering as a finders fee. John Swinehart, the Company's new Chief Executive Officer, has been granted options to purchase 200,000 shares of Common Stock. The Company has granted to Mark M. Laisure in connection with his becoming a director of the Company an option to purchase 200,000 shares of Common Stock. The Company also has granted to Paul Skjodt, as a finders fee for identifying investors for the Note Offering, an option to purchase 200,000 shares of Common Stock. The options granted to Messrs. Swinehart, Laisure and Skjodt will expire ten years after issuance and 5/6ths of such options will be immediately exercisable. The remaining 1/6th of such options will only vest and be exercisable upon and pro rata to the extent that the Warrants issuable upon conversion of the Notes are actually exercised.

      (b) A grant by the Company to Vinay Sharma, a director of the Company, of stock options to purchase 100,000 shares of Common Stock at $1.00 per share and to Stephen Jarrett, a director of the Company, of stock options to purchase 50,000 shares of Common Stock at $0.375 per share under the Company's 1998 Stock Option Plan. The options granted to Mr. Sharma will expire in five years and vest twelve months after issuance. The options granted to Mr. Jarrett expire ten years after issuance and vest one-third each year for three years. The Company's shareholders also approved the Company's repricing from $3.81 per share to $1.00 per share of options held by J. Sherman Henderson, a director of the Company, to purchase 100,000 shares of Common Stock and from $4.375 per share to $1.00 per share of options held by Stephen Jarrett to purchase 50,000 shares of Common Stock. The options held by Mr. Henderson expire in five years and vest twelve months after issuance. The options held by Mr. Jarrett expire in ten years and vest one-third each year for three years. The repriced options will be re-valued at the time of repricing and, accordingly, there may be a charge to earnings taken upon the repricing.


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      (c) A repricing of the warrants (the "Public Warrants") that the Company issued in December 1997 in the form of a dividend to all of its stockholders (except for Ben Neman, the Company's Chairman of the Board and President) from $4 per share to $1 per share. The Public Warrants entitle the holders to purchase one share of Common Stock for each Public Warrant held. The Public Warrants are redeemable by the Company at any time upon 30 days written notice at a price of $0.01 per warrant, provided that the closing bid price of the Common Stock on all 20 of the trading days ending on the third day prior to giving notice has been equal to or greater than $7.00 per share.

      The Company's stockholders also approved a proposed issuance by the Company of new warrants (the "New Public Warrants") to all holders of the Company's outstanding shares of Common Stock (except Ben Neman and the investors in the Notes) to purchase one share of Common Stock at $1.00 per share for each two shares of Common Stock held by such stockholders of record as of February 16, 1994. The New Public Warrants would be issued as a dividend of one New Public Warrant for each two shares of Common Stock outstanding, with such issuance to be made following registration of the issuance under the Securities Act. The New Public Warrants would be redeemable by the Company at any time upon 30 days written notice at a price of $0.01 per warrant, provided the closing bid price of the Common Stock for a period of 20 consecutive trading days has exceeded $2.00 per share on each such day. The Public Warrants may not be redeemed and the New Public Warrants would not be redeemable prior to the time such warrants become exercisable, which will be following the registration under the Securities Act of the shares of Common Stock issuable upon exercise of these warrants. The Public Warrants are not publicly traded and the New Public Warrants are not expected to be publicly traded. Neither the Public Warrants nor the New Public Warrants will be transferable unless they are registered under the Securities Act or an exemption from such Act is available.

      The repricing of the Public Warrants and the issuance of the New Public Warrants are designed to afford the Company's existing equity holders an opportunity to acquire additional shares of Common Stock at the same price as the investors in the Note Offering, and to encourage future exercises of warrants to raise further capital for the Company. Proceeds from the exercise, if any, of the Public Warrants and New Public Warrants will be used for general corporate purposes.

      (d) The Company's issuance to Sands Brothers & Co., Ltd. ("Sands") of warrants to purchase shares of Common Stock in consideration for financial advisory services provided by Sands in connection with the Note Offering. The Company has issued to Sands a three-year warrant to purchase 150,000 shares of Common Stock at $1.00 per share and has cancelled an existing option held by Sands to purchase 100,000 shares of Common Stock at $3.813 per share.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         INTELLICELL CORP.


Date: February 8, 1999                   By: /s/ David Kane
                                             -----------------------------------
                                             David Kane, Chief Financial Officer


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